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                                                                   Exhibit 99.1


                          [BrandPartners Group Logo]

                                                                 BUSINESS NEWS
IMMEDIATE RELEASE



               BrandPartners Reports Election of New Directors


         NEW YORK, NY - December 5, 2002 - BrandPartners Group, Inc. (Nasdaq:
BPTR) today announced the election of Kenneth Csaplar and Jeffrey Adam Lipsitz to the Company's Board of Directors. Messrs. Csaplar and Lipsitz will fill the vacancies on the Board resulting from the resignations of Jonathan Foster and Nathan Gantcher on December 2, 2002.

         Mr. Csaplar will serve on the Board's Audit Committee, and Mr. Lipsitz will serve on the Board's Compensation Committee. The Company also announced the election of Director Richard Levy to the Board's Audit and Compensation Committees.

         Kenneth Csaplar is a Managing Director of Trenwith Securities, LLC, a middle market investment banking subsidiary of BDO Seidman, LLP. Mr. Csaplar founded Trenwith's Boston office and is responsible for Trenwith's Northeast business practice. Prior to joining Trenwith, Mr. Csaplar co-managed Arthur Andersen's New England Corporate Finance Group, and founded and ran Fleet Financial Group's mergers and acquisitions department, where he was responsible for sourcing and closing transactions in Fleet's eight-state geographical footprint. In addition, Mr. Csaplar spent thirteen years at Brown Brothers Harriman & Co., where he negotiated and closed transactions including stock and asset sales of middle market and closely held public companies. Mr. Csaplar has extensive experience advising business owners in the planning and implementation of mergers and acquisitions and liquidity events, including recapitalizations and leveraged employee stock ownership plans.

         Jeffrey Adam Lipsitz has served as a Principal and Managing Director of Cortec, a private equity firm that makes controlling investments in middle market manufacturing and distribution businesses, since October 1998. Mr. Lipsitz is responsible for generating, evaluating, structuring and executing investment opportunities. Prior to joining Cortec, Mr. Lipsitz spent twelve years with PLY GEM Industries, Inc., a home improvement building products supplier, where he was named Executive Vice President in 1997. Mr. Lipsitz has an expansive background in business development and subsidiary management, including financial and operational analysis.

         "We are excited to welcome two very talented and dedicated executives to our Board," said Edward T. Stolarski, the Company's Chairman and Chief Executive Officer. "The financial and managerial expertise brought by Ken and Jeffrey will be a great asset as we continue to focus on organic growth and strategic acquisitions in the branding and communication services industry, while increasing efficiencies in current operations."


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BrandPartners Group, Inc. (www.bptr.com) operates through Willey Brothers,
Inc., a wholly owned subsidiary providing branch positioning and consulting, merchandising, branch planning and design, and creative services for financial services companies.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts but rather reflect the Company's current expectations concerning future results.
The words "believes," "anticipates," "expects," and similar expressions, which identify forward-looking statements, are subject to certain risks, uncertainties and factors, including those which are economic, competitive and technological, that could cause actual results to differ materially from those forecast or anticipated. Such factors include, among others: the continued services of Mr. Stolarski with the Company and Willey Brothers; our ability to continue to identify appropriate acquisition candidates, complete such acquisitions and successfully integrate acquired businesses; changes in our business strategies or development plans; our ability to recover losses resulting from unauthorized, improper activities of our deceased former
Chairman and Chief Executive Officer; competition; our anticipated growth within the financial services industries; our ability to obtain sufficient financing to continue operations; and general economic and business conditions, both nationally and in the regions in which we operate. Reader are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this press release, as well as the Company's periodic reports on Forms 10-KSB and 10-QSB and other filings with the Securities and Exchange Commission.

Contact:
Rachel Levine
Investor Relations
The Anne McBride Co.
Tel: 212-983-1702
Email: rlevine@annemcbride.com